EXHIBIT 23.1

           CONSENT OF EDWARDS, MELTON, ELLIS, KOSHIW & COMPANY, P.C.

                 EDWARDS, MELTON, ELLIS, KOSHIW & COMPANY, P.C.
                          CERTIFIED PUBLIC ACCOUNTANTS

James R. Thompson, C.P.A.        2155 Butterfield Dr., Suite 305A          Anne Kelly Bando, C.P.A.
Richard A. Edwards, C.P.A.           Troy, Michigan 48084-3450             Sandra H. Gallagher, C.P.A.
Sophie Koshiw, C.P.A.                      (248) 643-4545                  Eric J. Bowren, C.P.A.
Arthur L. Stanley, C.P.A.                FAX (248) 643-7392                David W. Armstrong, C.P.A.
Brian H. Melton, C.P.A.                      -----------                   Ronald H. Simons, C.P.A.
Jeffrey S. Ellis, C.P.A.                208 S. Fourth Avenue               Matthew J. Krizan, C.P.A.
William E. Dover, C.P.A.             Ann Arbor, Michigan 48104             Martha J. Wright, C.P.A.
                                           (734) 662-0277                  Jeffrey D. Miller, C.P.A.
                                          FAX (734) 652-5299

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of China Wireless Communications, Inc. (formerly i-Track, Inc.) on Form S-8 of our Report of Independent Auditors dated March 7, 2002 and February 24, 2003, appearing in and incorporated by reference in the Annual Report of Form 10-KSB of China Wireless Communications, Inc. for the year ended December 31, 2002 and the reference of us under the heading "Experts" in this Registration Statement.

                            /s/ Edwards, Melton, Ellis, Koshiw & Company, P.C.

                            Edwards, Melton, Ellis, Koshiw & Company, P.C.



Troy, Michigan

April 11, 2003






                MEMBERS OF PRIVATE PRACTICE AND SEC SECTION AICPA
     THE MICHIGAN AFFILIATE OF ACPA INTERNATIONAL WITH OFFICES IN PRINCIPAL
                                CITIES WORLDWIDE